                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): December 4, 2000



                               OLIN CORPORATION



            (Exact name of registrant as specified in its charter)

           Virginia                            1-1070                           13-1872319
(State or Other Jurisdiction of       (Commission File Number)       (IRS Employer Identification No.)
        Incorporation)

          P.O. Box 4500, 501 Merritt 7,                     06856-4500
               Norwalk, Connecticut                         (Zip Code)
     (Address of principal executive offices)

                                (203) 750-3000
             (Registrant's telephone number, including area code)

                                Not Applicable
         (Former name or former address, if changed since last report)
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Item 7.   Exhibits.
          --------

     Exhibit No.                        Exhibit
     -----------                        -------

         99.1            Press Release, dated December 4, 2000.

         99.2            Press Release, dated December 4, 2000.


Item 9.   Regulation FD Disclosure.
          -------------------------

     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Olin disclaims any intention or obligation to update or revise this information.

     Attached as Exhibits 99.1 and 99.2, and incorporated herein by reference, are copies of the registrant's press releases dated December 4, 2000, announcing:

1. that Olin and the International Association of Machinists & Aerospace Workers District #9 were unable to agree on a new labor contract at Olin's East Alton, Illinois facility, and

2. in advance of Olin's presentation at the December 5, 2000 Salomon Smith Barney Chemical Conference in New York, that Olin would provide guidance regarding its forecasted earnings and that, as a result of Olin and the International Association of Machinists & Aerospace Workers District #9 being unable to agree on a new labor contract for approximately 2,700 Brass and Winchester division hourly paid employees at Olin's East Alton, Illinois facility, the Company now anticipates that the strike may cause fiscal 2000 results to be in the $1.80 per share range as compared with its previous forecast of $1.85 but notes that it is premature to evaluate what effect, if any, this strike may have on its 2001 forecast of $2.50 per share.

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             OLIN CORPORATION


                                             By:   /s/ Johnnie M. Jackson, Jr.
                                                --------------------------------
                                                Name:  Johnnie M. Jackson, Jr.
                                                Title: Vice President, General
                                                       Counsel and Secretary

Date: December 6, 2000
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                                 EXHIBIT INDEX

Exhibit No.                     Exhibit
-----------                     -------

    99.1        Press Release, dated December 4, 2000.
    99.2        Press Release, dated December 4, 2000.